Exhibit (13)(a)(ii)

AMENDMENT NO. 1

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 1, dated as of January 1, 2021 (“Amendment No. 1”), to the Mutual Funds Service Agreement dated as of July 16, 2020 (“Agreement”) between EQ Premier VIP Trust, a Delaware statutory trust (“Trust”), and Equitable Investment Management Group, LLC, a Delaware limited liability company (“EIM” or “Administrator”).

The Trust and EIM agree to modify the Agreement as follows:

1.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ PREMIER VIP TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Michal Levy
	Brian Walsh		Michal Levy
	Chief Financial Officer and Treasurer		Director, Senior Vice President and Chief Operating Officer

SCHEDULE A

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

EQ Allocation, Target Allocation and EQ/Core PLUS Bond Portfolios

The greater of $32,500 per portfolio or 0.140% of the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; and 0.0775% thereafter, with the assets of the EQ Allocation Portfolios, Target Allocation Portfolios, EQ/Core PLUS Bond Portfolio and Hybrid Portfolios, ATM and Allocation Portfolios of EQ Advisors Trust being aggregated, and each Portfolio paying its proportionate share of the asset-based fee

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

(collectively, the “Allocation Portfolios”)

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

(collectively, the “Target Allocation Portfolios”)

EQ/Core PLUS Bond Portfolio (fka, CharterSM Multi-Sector Bond Portfolio)